SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                             FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                               1934

                 Date of Report:  August 1, 2000


                        GANNETT CO., INC.
     (Exact name of registrant as specified in its charter)

    Delaware                 1-6961                   16-0442930
(State or other           (Commission               (IRS Employer
  jurisdiction            File Number)            Identification No.)
of incorporation)


         1100 Wilson Boulevard, Arlington, Virginia  22234
         (Address of principal executive offices)(Zip Code)

                          (703) 284-6000
        (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Gannett previously reported in its Form 8-K dated July 3, 2000 that it had entered into an agreement and plan of merger (the "Merger Agreement") to acquire Central Newspapers, Inc. ("Central"). Pursuant to the
Merger Agreement, on July 3, 2000 Pacific and Southern Indiana Corp., a subsidiary of Gannett, commenced a cash tender offer to purchase any and all outstanding Class A Common Stock and Class B Common Stock of Central Newspapers for $64.00 per share and $6.40 per share, respectively. The tender offer expired at 12:00 midnight, New York City time on Monday, July 31, 2000.
A total of 32,090,131 shares of Class A Stock, representing approximately 98.1% of the outstanding Class A Stock of Central, and a total of 55,284,735 shares of Class B Stock, representing approximately 99.9% of the outstanding Class B Stock of Central, were purchased in accordance with the terms of the offer.

     Terms of the tender offer were disclosed in the Schedule TO filed by Gannett with the Securities and Exchange Commission on July 3, 2000, as amended. The recommendation of the Board of Directors of Central Newspapers with respect to the offer was set forth in the Schedule 14D-9, filed with the SEC on July 3, 2000, as amended.

     Pursuant to the terms of and subject to the conditions contained in the Merger Agreement and in accordance with the Indiana Business Corporation Law (the "IBCL"), on August 4, 2000, Pacific and Southern Indiana Corp. merged with and into Central (the "Merger"), and all issued and outstanding shares of Class A Stock and Class B Stock not tendered in the tender offer (other than shares held by Central, Gannett or any subsidiary of Gannett or Central), were converted into the right to receive $64.00 per share and $6.40 per share, respectively, in cash without interest thereon. Central Newspapers will continue as the surviving corporation in the Merger as a wholly-owned subsidiary of Gannett.

     The aggregate cash purchase price paid or to be paid to shareholders of Central Newspapers in the tender offer and the Merger was approximately
$2.6 billion. The funds for the acquisition of the shares in the tender offer and the Merger were obtained from internally generated funds and the issuance of commercial paper, bearing interest at a weighted average annual rate of 6.6% and maturing in 1 to 85 days. The purchase price was determined through negotiations between Gannett and Central Newspapers.

     Central Newspapers owns The Arizona Republic, The Indianapolis Star and three other dailies in Indiana and one daily in Louisiana. Central also owns a direct marketing business; CNI Ventures, Central's internet and technology investment management group; as well as other related media and information businesses, including 23% of BrassRing, Inc.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Central Newspapers, Inc.

          The financial statements required under this Item are not included in this report and will be filed by amendment not later than October 16, 2000.

     (b)  Pro Forma Financial Information

          Unaudited Pro Forma Condensed Consolidated Financial
          Information of Gannett relating to the Central acquisition required under this Item is not included and will be filed by amendment not later than October 16, 2000.

     (c)  Exhibits.

          See Exhibit Index for list of exhibits.


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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     GANNETT CO., INC.



Dated:   August 14, 2000             By: /s/ George R. Gavagan
                                        -----------------------
                                        George R. Gavagan
                                        Vice President and Controller



                        EXHIBIT INDEX

Exhibit
Number          Title or Description                       Location

2.1             Agreement and Plan of Merger, dated        Attached
                as of June 28, 2000, among Central
                Newspapers, Inc., Gannett Co., Inc.
                and Pacific and Southern Indiana Corp.

99-1            Gannett's News Release dated               Attached
                August 1, 2000, announcing completion
                of cash tender offer for Central
                Newspapers, Inc.

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